As filed with the Securities and Exchange Commission on February 27, 2017

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada

(State or Other Jurisdiction of Incorporation or Organization)

98-0377957

(I.R.S. Employer Identification Number)

200, 425 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices)

Spectra Energy Corp 2007 Long-Term Incentive Plan

Spectra Energy Corp Directors’ Savings Plan

Spectra Energy Corp Executive Savings Plan

Spectra Energy Retirement Savings Plan

(Full Title of the Plans)

Valorie J. Wanner

Corporate Secretary

Enbridge (U.S.) Inc.

1100 Louisiana, Suite 3300

Houston, Texas 77002

(713) 650-8900

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Shares, without par value	15,300,000(3)	$41.575	$624,876,842.24	$72,423.23
Deferred Compensation Obligations payable in Common Shares, without par value (4)	$75,000,000	100%	$75,000,000(5)	$8,692.50

(1)	This registration statement (this “Registration Statement”) covers the issuance of an aggregate of 15,300,000 common shares, without par value (“Common Shares”), of Enbridge Inc. (the “Registrant”), a Canadian corporation. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Common Shares that may become issuable in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization, merger, consolidation, reorganization, or other similar transaction or anti-dilution or other adjustment provision of any applicable plan with securities registered herewith which results in an increase in the number of outstanding Common Shares. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Spectra Energy Retirement Savings Plan. Pursuant to Rule 457(h)(3) no registration fee is required to be paid in respect of such plan interests.

(2)	Other than with respect to the Common Shares subject to stock options, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the registration fee is calculated based upon the average of the high and low price of the Common Shares on February 24, 2017. With respect to the 881,824 Common Shares issuable pursuant to outstanding but unexercised stock options previously granted under the Spectra Energy Corp 2007 Long-Term Incentive Plan, pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the weighted average exercise price of such options.

(3)	Represents (a) 5,000,000 Common Shares issuable pursuant to the Spectra Energy Corp 2007 Long-Term Incentive Plan, (b) 200,000 Common Shares issuable pursuant to the Spectra Energy Corp Directors’ Savings Plan, (c) 1,000,000 Common Shares issuable pursuant to the Spectra Energy Corp Executive Savings Plan and (d) 9,100,000 Common Shares that may be purchased pursuant to the Spectra Energy Retirement Savings Plan.

(4)	The Deferred Compensation Obligations are unsecured general obligations of the Registrant to pay deferred compensation from time to time up to $5,000,000 in accordance with the terms of the Spectra Energy Corp Directors’ Savings Plan and $70,000,000 in accordance with the terms of the Spectra Energy Corp Executive Savings Plan (the “Savings Plans”).

(5)	Solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, the amount of deferred compensation obligations registered is based on an estimate of the amount of compensation participants may defer under the Savings Plans.

This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

EXPLANATORY NOTE

On February 27, 2017, pursuant to the Agreement and Plan of Merger, dated as of September 5, 2016 (the “Merger Agreement”), among Spectra Energy Corp (“Spectra Energy”), Enbridge Inc. (the “Registrant”), and Sand Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into Spectra Energy (the “Merger”), with Spectra Energy surviving the Merger as a wholly owned subsidiary of the Registrant.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) each outstanding option to purchase Spectra Energy common stock, whether vested or unvested, granted under the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended (the “LTIP”), was automatically converted into an option to purchase, on the same terms and conditions as were applicable immediately prior to the effective time, the number of common shares of the Registrant equal to the product of a formula set forth in the Merger Agreement; (ii) each outstanding phantom unit denominated in Spectra Energy common stock, whether vested or unvested, granted under the LTIP, was automatically adjusted to represent a phantom unit, on the same terms and conditions as were applicable immediately prior to the effective time, denominated in a number of common shares of the Registrant equal to the product of a formula set forth in the Merger Agreement; (iii) each outstanding Spectra Energy performance stock unit granted under the LTIP in 2015 was automatically cancelled and converted into the right to receive a number of common shares of the Registrant equal to the product of a formula set forth in the Merger Agreement; (iv) each outstanding Spectra Energy performance stock unit granted under the LTIP after December 31, 2015 was automatically adjusted to represent a service-based stock unit, on the same terms and conditions (including service vesting terms, but excluding any performance vesting terms) as were applicable immediately prior to the effective time, denominated in a number of common shares of the Registrant equal to the product of a formula set forth in the Merger Agreement; and (v) each right of any kind, contingent or accrued, to acquire or receive Spectra Energy common stock or benefits measured by the value of Spectra Energy common stock, and each award of any kind consisting of Spectra Energy common stock that may be held, awarded, outstanding, payable or reserved for issuance under Spectra Energy’s benefit plans other than Spectra Energy options, Spectra Energy phantom units and Spectra Energy performance stock units, was automatically adjusted to represent a right to acquire or receive benefits, on the same terms and conditions as were applicable immediately prior to the effective time, measured by the value of common shares of the Registrant equal to the product of a formula set forth in the Merger Agreement.

In addition, this Registration Statement registers (i) up to 200,000 common shares of the Registrant which may be issuable pursuant to the Spectra Energy Corp Directors’ Savings Plan and up to $5,000,000 which may be paid in connection with Deferred Compensation Obligations of the Registrant therewith, (ii) up to 1,000,000 common shares of the Registrant which may be issuable pursuant to the Spectra Energy Corp Executive Savings Plan and up to $70,000,000 which may be paid in connection with Deferred Compensation Obligations of the Registrant therewith, and (iii) up to 9,100,000 common shares of the Registrant which may be purchased pursuant to the Spectra Energy Retirement Savings Plan and an indeterminate amount of interests to be offered or sold thereunder.

The Registrant hereby files this Registration Statement to register the 15,300,000 common shares of the Registrant issuable in connection with the plans covered by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the U.S. Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 40-F, filed with the Commission on February 17, 2017;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Form 40-F incorporated by reference herein pursuant to (a) above; and

(c)	The description of the common shares of the Registrant set forth under the heading “Description of Share Capital” contained in the Registrant’s Registration Statement on Form F-10, filed with the Commission on August 22, 2016, including any amendment or report filed for the purposes of updating such description.

The following document filed by Spectra Energy is incorporated herein by reference:

(i)	Annual Report on Form 11-K of Spectra Energy Retirement Savings Plan, filed on June 22, 2016.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and to the extent, if at all, designated therein, certain reports on Form 6-K furnished by the Registrant prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

The $75,000,000 of deferred compensation obligations (the “Obligations”) being registered under this Registration Statement may be offered to certain eligible directors and employees of the Registrant and its subsidiaries under the Spectra Energy Corp Executive Savings Plan and Spectra Energy Corp Directors’ Savings Plan (each, a “Savings Plan”). Further amounts may be registered and issued as new or existing participants elect to defer portions of their compensation in subsequent years.

This section summarizes the material terms of the Obligations, and because it is a summary, it does not describe every aspect of the Obligations. This section is subject to and qualified in its entirety by reference to the terms of each Savings Plan, each of which is filed as an exhibit to this Form S-8.

The Obligations are general unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the applicable Savings Plan from the general assets of the Registrant and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

The amount of compensation deferred by each participant is determined in accordance with each participant’s deferral election and the provisions of the applicable Savings Plan. The Savings Plans provide for the investment of each participant’s deferral account in such investments as the participant may have elected from among various investment options. The Obligations are bookkeeping accounts, the returns on which are measured by the performance of certain investment benchmarks, including the common shares of the Registrant.

Except with respect to a domestic relations order under Internal Revenue Code Section 414(p)(1)(B), participants cannot anticipate, alienate, sell, assign, pledge, encumber, or charge in advance of receipt of any Obligations.

All deferral accounts under the Savings Plans, together with earnings thereon, will be payable in cash or common shares of the Registrant, as applicable, upon the termination of the deferral period in a single lump sum or in annual installments in accordance with the terms of the Savings Plan and the participants’ elections. The Registrant reserves the right to amend or terminate either Savings Plan at any time, subject to certain limitations as set forth therein.

The Obligations are not convertible into any other security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of the Registrant.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 38 of By-law No. 1 of the Registrant provides, with regard to indemnity and insurance under the Canada Business Corporations Act, as follows:

“Indemnity of Directors, Officers and Others. Subject to the limitations contained in the Canada Business Corporations Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.”

The Canada Business Corporations Act provides that a corporation may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than an action by or on behalf of the Registrant to procure a judgment in its favor) in which the Indemnified Person is involved because of that association with the Registrant or other entity, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b). In respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by an Indemnified Person in connection with such action, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b). Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by such Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such Indemnified Person is made a party by reason of such Indemnified Person’s association with the Registrant or such other entity, if such Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b) and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such Indemnified Person ought to have done.

As authorized by Section 39 of By-law No. 1, the Registrant has an insurance policy which indemnifies directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The list of exhibits is set forth under “Index to Exhibits” at the end of this Registration Statement and is incorporated by reference herein. The Registrant hereby undertakes that it will submit or has submitted the Spectra Energy Retirement Savings Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all necessary changes required by the IRS in order to qualify the Spectra Energy Retirement Savings Plan.

Item 9.	Undertakings

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in period reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In any event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on February 27, 2017.

ENBRIDGE INC.

By:	/s/ Tyler W. Robinson
Name:	Tyler W. Robinson
Title:	Vice President & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert R. Rooney, Executive Vice President & Chief Legal Officer, and Tyler W. Robinson, Vice President and Corporate Secretary, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on February 27, 2017.

Signature	Title

/s/ Al Monaco Al Monaco	President, Chief Executive Officer and Director

/s/ John K. Whelen John K. Whelen	Executive Vice President & Chief Financial Officer

/s/ Allen C. Capps Allen C. Capps	Vice President & Chief Accounting Officer

/s/ Gregory L. Ebel Gregory L. Ebel	Chair of the Board of Directors

/s/ Pamela L. Carter Pamela L. Carter	Director

/s/ Clarence P. Cazalot Jr. Clarence P. Cazalot Jr.	Director

/s/ Marcel R. Coutu Marcel R. Coutu	Director

/s/ V. Maureen Kempston Darkes V. Maureen Kempston Darkes	Director

/s/ J. Herb England J. Herb England	Director

/s/ Charles W. Fischer Charles W. Fischer	Director

/s/ Michael McShane Michael McShane	Director

/s/ Michael E.J. Phelps Michael E.J. Phelps	Director

/s/ Rebecca B. Roberts Rebecca B. Roberts	Director

/s/ Dan C. Tutcher Dan C. Tutcher	Director

/s/ Catherine L. Williams Catherine L. Williams	Director

/s/ Valorie J. Wanner Valorie J. Wanner	Authorized Representative in the United States

Pursuant to the requirements of the Securities Act, the Spectra Energy Corp Benefits Administrative Committee have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 27, 2017.

SPECTRA ENERGY RETIREMENT SAVINGS PLAN

By:	/s/ Charlotte Wayland
Name:	Charlotte Wayland
Title:	VP Executive and U.S. Benefits

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Articles of Continuance of the Corporation, dated December 15, 1987	Incorporated by reference to Exhibit 2.1(a) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.2	Certificate of Amendment, dated August 2, 1989, to the Articles of the Corporation	Incorporated by reference to Exhibit 2.1(b) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.3	Articles of Amendment of the Corporation, dated April 30, 1992	Incorporated by reference to Exhibit 2.1(c) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.4	Articles of Amendment of the Corporation dated July 2, 1992	Incorporated by reference to Exhibit 2.1(d) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.5	Articles of Amendment of the Corporation, dated August 6, 1992	Incorporated by reference to Exhibit 2.1(e) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.6	Articles of Arrangement of the Corporation dated December 18, 1992, attaching the Arrangement Agreement, dated December 15, 1992	Incorporated by reference to Exhibit 2.1(f) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.7	Certificate of Amendment of the Corporation (notarial certified copy), dated December 18, 1992	Incorporated by reference to Exhibit 2.1(g) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.8	Articles of Amendment of the Corporation, dated May 5, 1994	Incorporated by reference to Exhibit 2.1(h) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.9	Certificate of Amendment, dated October 7, 1998	Incorporated by reference to Exhibit 2.1(i) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.10	Certificate of Amendment, dated November 24, 1998	Incorporated by reference to Exhibit 2.1(j) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.11	Certificate of Amendment, dated April 29, 1999	Incorporated by reference to Exhibit 2.1(k) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.12	Certificate of Amendment, dated May 5, 2005	Incorporated by reference to Exhibit 2.1(l) to Enbridge’s Registration Statement on Form S-8 (File No. 333-127265) filed August 5, 2005.

4.13	Certificate of Amendment, dated May 11, 2011	Incorporated by reference to Exhibit 3.13 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.14	Certificate of Amendment, dated September 28, 2011	Incorporated by reference to Exhibit 3.14 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.15	Certificate of Amendment, dated November 21, 2011	Incorporated by reference to Exhibit 3.15 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.16	Certificate of Amendment, dated January 16, 2012	Incorporated by reference to Exhibit 3.16 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.17	Certificate of Amendment, dated March 27, 2012	Incorporated by reference to Exhibit 3.17 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.18	Certificate of Amendment, dated April 16, 2012	Incorporated by reference to Exhibit 3.18 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.19	Certificate of Amendment, dated May 17, 2012	Incorporated by reference to Exhibit 3.19 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.20	Certificate of Amendment, dated July 12, 2012	Incorporated by reference to Exhibit 3.20 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.21	Certificate of Amendment, dated September 11, 2012	Incorporated by reference to Exhibit 3.21 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.22	Certificate of Amendment, dated December 3, 2012	Incorporated by reference to Exhibit 3.22 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.23	Certificate of Amendment, dated March 25, 2013	Incorporated by reference to Exhibit 3.23 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.24	Certificate of Amendment, dated June 4, 2013	Incorporated by reference to Exhibit 3.24 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.25	Certificate of Amendment, dated September 25, 2013	Incorporated by reference to Exhibit 3.25 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.26	Certificate of Amendment, dated December 10, 2013	Incorporated by reference to Exhibit 3.26 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.27	Certificate of Amendment, dated March 10, 2014	Incorporated by reference to Exhibit 3.27 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.28	Certificate of Amendment, dated May 20, 2014	Incorporated by reference to Exhibit 3.28 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.29	Certificate of Amendment, dated July 15, 2014	Incorporated by reference to Exhibit 3.29 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.30	Certificate of Amendment, dated September 19, 2014	Incorporated by reference to Exhibit 3.30 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.31	Certificate of Amendment, dated November 22, 2016	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed December 1, 2016.

4.32	Certificate of Amendment, dated December 15, 2016	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed December 16, 2016.

4.33	General By-Law No. 1 of the Corporation, effective December 18, 1992, as amended effective February 27, 2017	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed February 27, 2017.

4.34	By-Law No. 2 of Enbridge Inc.	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed December 5, 2014.

4.35	Specimen Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to Enbridge Inc.’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.36	Spectra Energy Corp 2007 Long-Term Incentive Plan (As Amended and Restated)	Filed herewith

4.37	Spectra Energy Corp Directors’ Savings Plan (As Amended and Restated Effective May 1, 2012)	Filed herewith

4.38	Spectra Energy Corp Executive Savings Plan (As Amended and Restated Effective May 1, 2012)	Filed herewith

4.39	First Amendment to Spectra Energy Corp Executive Savings Plan (As Amended and Restated Effective May 1, 2012) (“Omnibus Amendment”)	Filed herewith

4.40	Second Amendment to Spectra Energy Corp Executive Savings Plan (As Amended and Restated Effective May 1, 2012)	Filed herewith

4.41	Spectra Energy Retirement Savings Plan (As Amended and Restated Effective January 1, 2014)	Filed herewith

4.42	First Amendment to the Spectra Energy Retirement Savings Plan (As Amended and Restated Effective January 1, 2014)	Filed herewith

4.43	Second Amendment to the Spectra Energy Retirement Savings Plan (As Amended and Restated Effective January 1, 2014)	Filed herewith

4.44	Third Amendment to the Spectra Energy Retirement Savings Plan (As Amended and Restated Effective January 1, 2014)	Filed herewith

5.1	Opinion of McCarthy Tétrault LLP	Filed herewith

5.2	Opinion of Haynes and Boone, LLP	Filed herewith

23.1	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)	Filed herewith

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)	Filed herewith

23.3	Consent of McConnell & Jones LLP	Filed herewith

23.4	Consent of PricewaterhouseCoopers LLP	Filed herewith

24.1	Power of Attorney (set forth on the signature page)	Filed herewith